EXHIBIT 99.6

                        1987 INCENTIVE STOCK OPTION PLAN

                                       FOR

                        SUNWEST FINANCIAL SERVICES, INC.

ARTICLE 1

     PURPOSE OF PLAN

     This Incentive Stock Option Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and key executive employees of Sunwest Financial Services, Inc. (the "Corporation") and its subsidiary corporations so that they may acquire or increase their proprietary interest in the success of the Corporation and subsidiaries, and to encourage them to remain in the employ of the Corporation or the subsidiaries. It is intended that this purpose be achieved through grants under the plan of options to purchase shares of the Corporation's Capital Stock (as defined below) and related stock appreciation rights ("SARs") and limited SARs (such options, SARs and Limited SARs sometimes herein collectively referred to as "Rights"). It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended.

     Participating subsidiaries ("Participating Companies") shall be the subsidiaries of the company that both qualify as a "subsidiary corporation" as defined in Section 425(f) of the Internal Revenue Code of 1954, as amended, and are designated from time to time by the Board of Directors as Participating Companies. Currently, Sunwest Financial Services, Inc.; Sunwest Bank of Albuquerque, N.A.; Sunwest Bank of Las Cruces, N.A.; Sunwest Bank of Raton, N.A.; Sunwest Bank of Rio Arriba, N.A.; Sunwest Bank of Grant County, N.A.; Sunwest Bank of Hobbs, N.A.; Sunwest Bank of Roswell, N.A.; Sunwest Bank of Santa Fe; Sunwest Bank of Clovis, N.A.; Sunwest Bank of Gallup; Sunwest Bank of Farmington; Sunwest Bank of Andoval County, N.A., and SFSI Insurance Company are Participating Companies under the Plan.

ARTICLE II

     ADMINISTRATION

     The plan shall be administered by the Incentive Compensation and Employee Benefits Committee (the "Committee") appointed by the Board of Directors of the Corporation. The Committee shall consist of not less than three (3) members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall hold meetings at such times and places as it may determine. Acts of majority of the Committee at meetings at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the key executive employees who shall be granted Rights and the amount of Rights to be granted to each.

     No Directors shall be designated as or continue to be a member of the Committee unless he shall at the time of designation and throughout his service be a "disinterested person". A "disinterested person" is one who is not at the time he exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom Rights may be granted pursuant to the Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates, or one who otherwise satisfies the definition of "disinterested person" under SEC Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Board of Directors of the Corporation shall not act upon matters affecting or relating to the Plan unless a majority of the Board and a majority of those acting in the matter are disinterested persons.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

ARTICLE III

     ELIGIBILITY

     The persons who shall be eligible to receive options shall be such key executive employees (including officers, whether or not they are Directors) of the Corporation or Participating Companies as the Board of Directors shall select from time to time from among those nominated by the Committee. An optionee may hold more than one option, but only on there terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee.

ARTICLE IV

     STOCK

     The stock subject to the options shall be shares of the Corporation's authorized but unissued or reacquired common stock hereafter sometimes called "Capital Stock". The aggregate number of shares which may be issued under options under this plan shall not exceed Two Hundred Thousand (200,000) shares of Capital Stock. The maximum number of shares which may be optioned in any one calendar year shall not exceed Fifty Thousand (50,000); provided, however, that any shares not optioned may be carried over and optioned in the following calendar year(s) in addition to the shares available in that calendar year. The number of shares with respect to which options may be granted to any individual under any and all options under this plan which are issued to him by the Corporation shall not exceed Twenty Thousand (20,000) shares. The limitations established by this paragraph shall be subject to adjustment as provided in
Article V(i) of the Plan.

     In the event that any outstanding options under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

ARTICLE V

     TERMS AND CONDITIONS OF OPTIONS

     Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions.

     (a)  Number of Shares

          Each option shall state the number of shares to which it pertains.

     (b)  Option Price

          Each option shall state the option price, which shall not be less than one hundred percent (100%) of the fair market value of the shares of Capital Stock on the date of the granting of the option. If an individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any of its parent or subsidiary corporations (hereinafter referred to as a "10 percent employee-stockholder"), the option price must be at least one hundred and ten percent (110%) of the fair market value of the Capital Stock on the date of the grant.

          During such time as such Capital Stock is not listed upon as established stock exchange the fair market value per share shall be the mean between representative dealer "bid" and "ask" prices of the

     Capital Stock in the over-the-counter market on the day the option is granted, as quoted on the NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATIONS SERVICE (NASDAQ). If the Capital Stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price of the Capital Stock on such stock exchange or exchanges on the date the option is granted or if no sales of the Capital Stock shall have been made on any stock exchange that day, on the next preceding day on which there was a sale of such Capital Stock. Subject to the foregoing the Board of Directors and the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

     (c)  Medium and Time of Payment

          The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check. Payment with previously acquired Capital Stock or with a combination of Capital Stock and cash is also allowable. Capital Stock used to satisfy the exercise price of an option shall be valued at the fair market value of such stock determined as of the date of the exercise in the manner specified in
     Article V(b) above.

     (d)  Term and Exercise of Option

          No option shall be exercisable either in whole or in part prior to twenty-four (24) months from the date it is granted. Subject to the right of cumulation provided in this paragraph each option shall be exercisable as to not more than one-half of the total number of shares covered thereby during each twelve (12) month period commencing twenty-four (24) months from the date of the granting of the option until all shares covered by the option shall become purchasable. The Committee may provide, however, for the exercise of options after the initial twenty-four (24) month period, either as to an increased percentage of shares per year or as to all remaining shares, if the employee shall, with the approval of the Corporation, retire. No option shall be exercisable after the expiration of ten (10) years from the date it is granted, but if it is granted to a 10 percent employee-stockholder, then the maximum exercise period is reduced to five years. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten (10) years from the date the option is granted, or five (5) years in the case of a 10 percent employee-stockholder.

          Notwithstanding the above provisions of this Article V(d), however, the aggregate fair market value (determined at the time the option is granted) of the Capital Stock with respect to which incentive stock options are exercisable for the first time (the year in which the option vests) by an employee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000). This paragraph shall include within its meaning all incentive stock options issued after December 31, 1986 under all Incentive Stock Option Plans of the Corporation and, if applicable, its parent and subsidiary corporations. To the extent such fair market value exceeds One Hundred Thousand Dollars ($100,000) limitation; provided, however, that in no event shall any Rights be exercisable more than ten (10) years from the date of the initial grant, or five (5) years in the case of a 10 percent employee-shareholder.

     (e)  Stock Appreciation Rights

     (1) In General. A Stock Appreciation Right (SAR) is a right to surrender in whole or in part a stock option granted under this Plan (the "Related Option") in exchange for the payment of an amount equal to the number of shares of Capital Stock covered by the surrendered portion of the Related Option times the per share difference between the option price and the fair market value of the Capital Stock subject to the Related Option on the date of exercise of the SAR. The payment may be made in cash, in shares of Capital Stock or in a combination of the two. If shares of Capital Stock are used for payment, they will be valued at the fair market value of the Capital Stock at the date of the exercise of the SAR, determined as provided in Article V(b).

     (2) Discretionary SAR's. The Board of Directors shall have the authority, upon the recommendation of the Committee, to grant SAR's in connection with a grant of any stock option under this Plan upon such terms and conditions consistent with the provisions of this Plan as it may deem appropriate, subject to the following further limitations.

          (a) Unless the Board of Directors otherwise specifies, an SAR may only be granted with respect to an option at the time of the grant of the Related Option.

          (b) SAR's may only be exercised to the extent that the underlying option is exercisable, and only when the market price of the Capital Stock subject to the Related Option exceeds the exercise price of the Related Option.

          (c) Upon the exercise of an SAR, the Related Option shall be deemed to have been exercised to the extent of the shares of Capital Stock with respect to which the SAR is exercised so that such number of shares shall no longer be available for issuance pursuant to the Plan.

          (d) No SAR shall be transferable except by will or by the laws of descent and distribution. During the life of a holder of a SAR, the SAR shall be exercisable only by him.

          (e) To exercise an SAR, the holder shall (i) give written notice thereof to the Corporation in form satisfactory to the Committee addressed to the Secretary of the Corporation specifying the number of shares of Capital Stock with respect to which he is exercising the SAR, and (ii) if requested by the Corporation, deliver the agreements evidencing the rights being exercised to the Secretary of the Corporation who shall endorse thereon a notation of such exercise and return the agreements to the holder thereof. The date of exercising of a SAR which is validly exercised shall be deemed to be the date on which the Corporation shall have received the instrument referred to in the immediately preceding sentence.

          (f) SAR's granted or held by Officers and Directors of the Corporation shall contain such further limitations as may be necessary to satisfy SEC Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          (g) Any terms of the SAR not specifically described herein shall be set forth in the Option Agreement for the Related Option.

     (3) Limited SAR's. Every holder of a Related Option who may be restricted from exercising the option and reselling the Capital Stock acquired thereunder within six (6) months due to his being an "officer" or "director" of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to have been granted at the date of the grant of the Related Option a limited SAR upon the following terms and conditions:

          a. Such limited SAR shall be subject to all of the limitations specified in the Article V.(e)2.a through Article V.(e)2.f. above.

          b. The limited SAR may be exercised only during the period beginning on the first day following the date of expiration of any tender offer or exchange offer for shares of Capital Stock (other than one made by the Corporation), provided that shares of Capital Stock are acquired pursuant to such offer (the "Offer"), and ending on the thirtieth (30th) day following such date.

          c. The limited SAR may only be exercised for cash.

          d. The amount of the payment to be made upon the exercise of the limited SAR shall be an amount in cash equal to the product obtained by multiplying (i) the excess of (A) the "offer price per share of Capital Stock" (as hereinafter defined) over (B) the Option Price per share of Capital Stock under the Related Option by (ii) the number of shares of Capital Stock with respect to which such limited SAR is being exercised. The phrase "Offer Price per share of Capital Stock" shall mean with respect to the exercise of any limited SAR, the highest price per share of Capital Stock paid in any Offer which Offer is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which such limited SAR is exercised. Any securities or property which are a part or all of the consideration paid for shares of Capital Stock in the Offer shall be valued in determining the Offer Price per share of Capital Stock at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such Offer, or (8) the valuation placed on such securities or property by the Committee.

          (f) Prior Outstanding Option

          There is no requirement under the terms of the Plan that options be exercised in sequential order where more then one option exists.

          (g) Termination of Employment Except Death

          In the event that an optionee shall cease to be employed by the Corporation or Subsidiaries for any reason other than his death and shall be no longer in the employ of any of them, subject to the condition that no option shall be exercised after the expiration of ten (10) years from the date it is granted, and five (5) years in the case of a 10 percent employee-shareholder, such optionee shall have the right to exercise the Rights at any time within three (3) months after such termination of employment or twelve (12) months if disabled, to the extent that his right to exercise such Rights had accrued pursuant to Article V(d) and (e) of the Plan and had not previously been exercised at the date of such termination. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purpose of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

          (h) Death of Optionee and Transfer of Option

          If the Optionee shall die while in the employ of the Corporation or a subsidiary or within a period of three (3) months after the termination of his employment with the Corporation and all subsidiaries and shall not have fully exercised the option, the Rights may be exercised subject to the condition that no option shall be exercisable after the expiration of ten
     (10) years from the date it is granted and five (5) years in the case of a 10 percent employee-shareholder, to the extent that the optionee's right to exercise such Rights had accrued pursuant to Article V(d) and (e) of the Plan at the time of his death and had not previously been exercised, at any time within one year after the optionee's death, by the executors or administrators of the optionee or by an person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

     No option or right shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.


          (i)  Recapitalization

          If the Corporation shall at any time increase or decrease the number of its outstanding shares of Capital Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend, or the making of any other distribution upon such shares payable in Capital Stock, or through a Capital Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Capital Stock, then the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonasessable at the time of such occurrence:

          (a) The shares of Capital Stock on which Rights may be granted under the Plan:

          (b) The maximum number of shares of Capital Stock with respect to which an employee may receive a Right hereunder; and

          (c) The shares of Capital Stock then included in each outstanding Right granted hereunder.

          Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding Right shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the Right would have been entitled.

          A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause each outstanding Right to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his Rights in whole or in part without regard to the installment provisions contained in
     Article V(d) of the Plan. Each holder of Rights shall have the right (a) during the term of a "Tender Offer", as to an option or SAR other than a limited SAR, or (b) during the thirty (30) days following a "Tender Offer", as to a limited SAR, to exercise such rights in whole or in part without regard to the installment provisions contained in Article V(d) of the Plan. For the purposes of this paragraph, a "Tender Offer" means a tender offer or exchange offer for shares of Capital Stock made by a person other than the Corporation.

          To the extent that the foregoing adjustments relate to stock or securities or the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Right granted pursuant to the Plan shall not be adjusted in a manner which causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the 1954 Internal Revenue Code.

          Except as hereinbefore expressly provided in this Article V(i), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by any reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Capital Stock subject to the Right.

          The grant of any Right pursuant to the Plan shall not affect in any way the right or power of the

     Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

          (j) Rights as a Stockholder

          An optionee or a transferee of an option shall have no rights as an owner of Capital stock of the Corporation ("stockholder") with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
     Article V(i) hereof.

          (k) Modification, Extension and Renewal of Rights

          Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding Rights granted under the plan, or accept the surrender of such outstanding Rights (to the extent not theretofore exercised) and authorize the granting of new Rights in substitution therefor )to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding Rights as so to specify a lower price or accept the surrender of outstanding options or rights and authorize the granting of new Rights in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of any Rights shall, without the consent of the optionee, alter or impair any rights or obligations under any Rights theretofore granted under the Plan.

          (l) Investment Purpose

          Each option under the Plan shall be granted on the condition that the purchases of Capital Stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the Capital Stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such Capital Stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

          (m) Other Provisions

          The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Rights, as the Committee and Board of Directors of the Corporation shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1954 or to conform to any change in the law.


ARTICLE VI

     TERM OF PLAN

     Rights may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.


ARTICLE VII

     INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as Directors or members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or of any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be

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adjudged in such action, suit or proceeding that such Committee member is liable for  negligence or misconduct in the  performance  of his duties;  provided that
within  sixty  (60)  days  after  institution  of  any  such  action,   suit  or
proceedings, the Committee member shall in writing offer the Corporation the opportunity, as its own expense, to handle and defend the same.

ARTICLE VIII

     AMENDMENT OF THE PLAN

     The Board of Directors of the Corporation may, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that no amendment or discontinuance of the Plan by the Board of Directors or stockholders shall adversely affect, without the consent of the holder thereof, any outstanding Rights theretofore granted; and except that without the affirmative vote of the holders of a majority of the shares of the Corporation's Common Stock present or represented and entitled to vote at a meeting duly held, no revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. In addition, any amendment to the Plan which would materially increase the benefits accruing to participants, or which could materially increase the number of securities which may be issued under the Plan, or which could materially modify the requirements as to eligibility for participation in the Plan, must also be approved by the holders of a majority of the shares of the Corporation's Common Stock.
Furthermore, the Plan may not, without the approval of a majority of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in
Section 422A of the Internal Revenue Code of 1954, as amended.

ARTICLE IX

     APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

ARTICLE X

     NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

ARTICLE XI

     APPROVAL OF STOCKHOLDERS

     The Plan shall become effective when it has received the approval of a majority of the shares of the Corporation's Common Stock present or represented and entitled to vote at a duly called stockholders' meeting, which approval must occur within the period beginning twelve (12) months before and ending twelve
(12) months after the date the Plan is adopted by the Board of Directors.

Date Plan adopted by Board of Directors:  January 28, 1987

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